UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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F5, Inc.
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F5, Inc. (the “Company”) is filing a copy of this presentation intended to be used in discussions with shareholders related to the Company's proxy statement for its Annual Shareholders Meeting to be held on March 9, 2023.

 F5, Inc. Investor Presentation  February 22, 2023

 F5, Inc. (the “Company”) is filing a copy of this presentation intended to be used in discussions with shareholders related to the Company’s proxy statement for its Annual Shareholders Meeting to be held on March 9, 2023.

 Forward Looking Statements  This presentation contains forward-looking statements including, among other things, statements regarding F5’s potential share repurchases, environmental targets, employee and equity compensation needs and availability, cash flow usage, and business trends. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of F5, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the F5’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this presentation should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-K and 10-Q as each may be amended from time to time. All forward-looking statements in this presentation are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

 Table of Contents  Executive Summary 5  Proposal No. 2 – IncentivePlan Approval Request 6 – 10  Business Transformation 11 – 13  Executive Compensation 14 – 15   ESG Overview 16 – 19   Slides

 We are providing this information as supplemental to our proxy to aid investors in their consideration of our proposals.  Our Board would like to draw your attention to Proposal No. 2 – our request to increase the number of shares issuable under our Incentive Plan by an additional 4.5M shares – an amount expected to last roughly two years.   Recently, Institutional Shareholder Services (“ISS”) released a report recommending that our shareholders vote against Proposal No. 2. Although we respect the ISS approach, their analysis in recommending against Proposal No. 2 does not take into account a number of relevant and important considerations. It also overstates the dilutive effect of our past equity usage, as well as the potential dilution of our proposal.  Our Board unanimously recommends you cast your vote FOR this proposal, noting:  The potential dilution including the proposed share increase is below the 50th percentile of our peers.  F5’s 3-year average unadjusted burn rate (per ISS’s proxy research report) is also below the 50th percentile of peers.   In FY2022, 86% of grants under the plan went to non-exec employees. Equity compensation is a fundamental element of our pay-for-performance compensation philosophy that incentivizes employees throughout the organization to drive stockholder value.   We compete for in-demand cybersecurity, software, SaaS skill sets that require us to leverage equity to attract and retain talent.  In all but one of the last several years, we have deployed this equity without diluting our stockholders and cumulatively, our share repurchases have more than offset shareholder dilution.   The shares currently available under the Incentive Plan are insufficient to support our projected needs.  Executive Summary

 Proposal No. 2Incentive Plan Approval Request

 Potential dilution including the proposed 4.5M share increase is below the 50th percentile of peers  49.6  Percent Rank  At 11.66%, potential dilution with the amended plan is below the 50th percentile of 9 peers that requested shares in the most recent plan year.  Source: Available public data.  Potential Dilution with the Amended Plan  F5, Inc.   11.66%  Akamai Technologies, Inc.  5.98%  Autodesk, Inc.  12.63%  Gen Digital Inc. (formerly NortonLifeLock, Inc.)  3.43%  Juniper Networks, Inc.  8.17%  Palo Alto Networks, Inc.  10.04%  Splunk Inc.  12.58%  Synopsys, Inc.  12.88%  Teradata Corporation  11.71%  Workday, Inc.  26.14%  75th Percentile  12.63%  50th Percentile  11.71%

 F5’s 3-year average unadjusted burn rate is below the 50th percentile of its peers  42.6  Percent Rank  At 2.25% (per ISS’s proxy research report), F5’s 3-yr average unadjusted burn rate is below the 50th percentile of 16 peers that disclosed a 3-yr average unadjusted burn rate.  Source: Available public data  3-yr Average Unadjusted Burn Rate  F5, Inc.   2.25%  Akamai Technologies, Inc.  1.90%  Arista Networks, Inc.  1.22%  Autodesk, Inc.  1.20%  Gen Digital Inc. (formerly NortonLifeLock, Inc.)  1.39%  Juniper Networks, Inc.  2.50%  Mandiant, Inc.  7.02%  NetApp, Inc.   2.23%  Nutanix, Inc.  6.88%  Palo Alto Networks, Inc.  4.07%  ServiceNow, Inc.  2.28%  Splunk Inc.  4.13%  Synopsys, Inc.  1.69%  Teradata Corporation  3.95%  VeriSign, Inc.  0.26%  VMware, Inc.  2.31%  Workday, Inc.  3.08%  75th Percentile  3.52%  50th Percentile  2.28%

 We ask investors to consider several additional factors related to our requested incentive plan amendment  We have a broad-based program of making equity awards under the plan to most employees.   In FY2022, 86% of grants under the plan went to non-exec employees.  2  years  We estimate the additional shares plus the shares available will last for ~2 years.  Current available shares (without amendment) are insufficient for our projected needs.  We are growing our employee base responsibly, targeting cybersecurity, software, and SaaS skill sets which remain in high demand and require us to leverage equity to attract and retain talent.   10%GROWTH(FY21-FY22)

 We also ask investors to consider our prior and intended share repurchases  Beginning in FY23, we intend to use 50% of our annual free cash flow for share repurchases

 We have significantly transformed our portfolio and our business

 We have driven growth while expanding our solutions portfolio and transitioning to a more software-driven business  F5’s GAAP Revenue ($ in millions)  $1B  in security revenue*, 37% of total revenue  FY2022 Milestones  *Security revenue is comprised of standalone security offerings, bundled security offerings and related maintenance.   $2.7B  in total revenue

 We have built a stronger, more diversified business  % of Total Revenuethat is Recurring1  Software as a % of Product Revenue  Subscription as a % of Software Revenue  FY2017  FY2022  52%  69%  13%  51%  20%  78%  1Reflects reported revenue from recurring sources including software subscriptions, term agreements, utility and service maintenance revenue.

 Executive Compensation

 We have a strong pay-for-performance culture  CHANGES FOR FY2023  An Earnings Per Share metric has replaced the prior software revenue growth metric in our long-term incentive program.  CHANGES FOR FY2022  We increased the performance-based portion of our CEO’s target equity award to 60% from 50% in FY21.  Diversity and inclusion metrics comprised 10% of our NEO’s target annual cash incentive program.   Executive officers are required to hold shares earned as a result of the vesting of equity awards granted in fiscal year 2022 and thereafter for at least one year (even if they have already met ownership and holding guidelines).  * Other NEO Compensation” is an average of the NEOs other than the CEO. Base salary, bonus and LTI are at target. Please refer to the “Cash Incentive Compensation” and “Fiscal Year 2022 Equity Awards” sections in the FY2022 Proxy Statement for information on the values.  CEO Compensation Performance v. Service Mix  Service  Performance  FY21  FY22  CEO Compensation  Other NEO Compensation*  Salary  Bonus  LTI  FY22 NEO Compensation Mix

 ESG Overview

 Building up a comprehensive program that recognizes F5’s full environmental impact   Focus Areas:   Set science-aligned target in FY22, committing to reduce our absolute scope 1 and 2 emissions 50% by 2030 from a 2021 baseline year  Committed to set science-based target by 2030 with the Science Based Target Initiative (SBTi) in FY23  Standardize carbon reporting processes and metrics; and expand volume of data collection to include Scope 3    Explore all options for carbon reduction, mitigation and removal  Increase breadth of disclosures to Carbon Disclosure Project (CDP)   Energy Consumption  Scope 1  Natural gas consumed (Therm)  Scope 2  Electricity consumed (mWh)  Carbon Emissions  Scope 1  CO2e (Metric Tons)  Scope 2  CO2e (Metric Tons)

# Cultivating a human-first and high-performance culture

## We prioritize employee engagement, wellness & development:

- Provide flexibility for employees to choose whether to work in an office, remotely or hybrid
- Expanded Wellness program, including new mental health resources and additional global vacation days (“Wellness Weekends”)
- Award-winning, employee-directed community engagement program
- Increased focus on professional development, mentoring and coaching

## We are evolving through Inclusion, Diversity, Equity & Allyship (“IDEA”):

F5’s second annual Diversity & Inclusion report outlines our “IDEA” framework and provide data on our progress from FY18-22.

Our annual companywide diversity commitments correspond with our executive compensation metrics to:[1]

- Increase female employee representation by 8% worldwide
- Increase Black employee representation by 26% and Latino(a) employee representation by 11% in the U.S.
- Increase employee inclusion worldwide

**Employee Belonging**[2]


81%
Employees Worldwide
84%
FY21
FY22

**Female Representation**


24.1%
Employees Worldwide
25.4%
FY21
FY22

**Black Representation**


2.7%
U.S. Employees
3.4%
FY21
FY22

**Hispanic/Latino(a) Representation**


4.5%
U.S. Employees
4.5%
FY21
FY22

1. Percentage growth determined without regard to any acquisitions or similar transactions during the fiscal year.
2. Measured by “I feel a sense of belonging at F5” in bi-annual employee engagement survey.

18
©2023 F5

Our Board is comprised of strategic and diverse leaders   Skills & Experience  Tenure & Independence  Total number of directors: 11  Female  Male   Male   Non-Binary   Based on gender identity:  3     8  -   Also identify in the categories below:   African American or Black  -   1  1  -   Alaskan Native or Native American  -   -  -  -  Asian  -  2  2  -  Hispanic or Latino(a)  -  1  1  -  Native Hawaiian or Pacific Islander  -   -   -   -  White  3  4  4  -  LGBTQ+  -     -   -  Did not disclose demographic background   -   -  -  -   Military Veterans: 1      Over 60% of board   refreshed in the past 5 years  Majority of board members identify as diverse  Experienced board, aligned to F5’s strategy  10 of 11 directors are independent  0 to 4 years  5 to 9 years  10+ years  Board Diversity

 QUESTIONS? Contact s.dulong@f5.com